Exhibit 4.2

WARRANT CERTIFICATE #:	NUMBER OF WARRANTS

THE TERMS AND CONDITIONS OF THE WARRANT DISTRIBUTION ARE SET FORTH IN THE COMPANY'S PROSPECTUS
DATED _____ __, 2016 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE.   COPIES OF
THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC.

ASTERIAS BIOTHERAPEUTICS, INC.
Incorporated under the laws of the State of Delaware

WARRANT CERTIFICATE

Evidencing Transferable Warrants to Purchase Shares of Series A Common Stock of Asterias Biotherapeutics, Inc.

Exercise Price: $5.00 per Share

THE WARRANTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME,
ON SEPTEMBER 30, 2016, UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of warrants (“Warrants”) set forth above. Each whole Warrant entitles the holder thereof to purchase one share of Series A Common Stock, with a par value of  $0.0001 per share, of Asterias Biotherapeutics, Inc., a Delaware corporation, at an exercise price  of $5.00 per  share  if exercised on or before 5:00 p.m. on September 30, 2016 , the expiration date of the Warrants, on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Asterias Biotherapeutics, Inc. Warrant Certificates” accompanying this Warrant Certificate.

The Warrants represented by this Warrant Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the exercise price for each share of Series A Common Stock in accordance with the “Instructions as to Use of Asterias Biotherapeutics, Inc.   Warrant Certificates” that accompany this Warrant Certificate.

This Warrant Certificate is not valid unless countersigned by the Warrant agent and registered by the registrar. Witness the seal Asterias Biotherapeutics, Inc. and the signatures of its duly authorized officers.

Dated:

President, Chief Executive Officer	Chief Financial Officer
and Principal Executive Officer	and Principal Financial Officer

DELIVERY OPTIONS FOR WARRANT CERTIFICATE

Delivery other than in the manner or to the address listed below will not constitute valid delivery.
If delivering by mail, hand or overnight courier:
American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF WARRANTS

To exercise your Warrant to purchase shares of common stock pursuant to this Warrant Certificate, please complete line (a).  To the extent you exercise for more Shares than you are entitled under either the Warrant, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to purchase under the Warrant.

(a) EXERCISE OF WARRANT:

I apply for		shares x	$5.00	= $
	(no. of new shares)		(exercise price)		(amount enclosed)

METHOD OF PAYMENT (CHECK ONE)

☐	Check or bank draft payable to “American Stock Transfer & Trust Company, LLC as Warrant Agent.”
☐
Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Warrant Agent, for purposes of accepting exercises in this Warrant Distribution at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354616 American Stock Transfer FBO Asterias Biotherapeutics, Inc., with reference to the Warrant holder's name.

FORM  2-TRANSFER  TO  DESIGNATED  TRANSFEREE

To transfer your Warrants to another person, complete this Form 2 and have your signature guaranteed under Form 5.

For value received ______________ of the Warrants represented by this Warrant Certificate are assigned to:

Social Security #
Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Warrant Certificate in every particular, without alteration or enlargement, or any other change whatsoever.
FORM 3-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your Warrants, a certificate representing unexercised Warrants or the proceeds of any sale of Warrants to be delivered to an address different from that shown on the face of this Warrant Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5.

FORM 4-SIGNATURE

TO EXERCISE: I acknowledge that I have received the Prospectus for this Warrant Distribution and I hereby irrevocably purchase the number of shares indicated above on the terms and conditions specified in the Prospectus.  I agree to cooperate with the Company and provide to the Company any and all information requested by the Company in connection with the exercise of the warrants granted in the previous sentence.

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Warrant Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 5-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Forms 2 or 3.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT:  The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF ASTERIAS BIOTHERAPEUTICS, INC. WARRANT CERTIFICATES, CONSULT AMERICAN STOCK TRANSFER AND TRUST COMPANY, LLC, THE WARRANT AGENT, AT (800) 937-5449